Exhibit 99.1 Baird’s 2020 Global Industrial Conference Kevin Wheeler Chairman, President and CEO

Forward Looking Statements This presentation contains statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “ forecast,“ “guidance” or words of similar meaning. All forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this presentation. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: negative impacts to our businesses, including demand for our products, particularly commercial products, operations and workforce dislocation and disruption, supply chain disruption and liquidity as a result of the severity and duration of the COVID-19 pandemic; a failure to recover or further weakening of the Chinese economy and/or a failure to recover or further decline in the growth rate of consumer spending or housing sales in China; negative impact to our businesses from international tariffs and trade disputes; a failure to recover or further weakening in the high efficiency boiler market segment in the U.S.; significant volatility in raw material availability and prices; our inability to implement or maintain pricing actions; potential weakening in U.S. residential or commercial construction or instability in our replacement markets; foreign currency fluctuations; inability to successfully integrate or achieve our strategic objectives resulting from acquisitions; competitive pressures on our businesses; the impact of potential information technology or data security breaches; changes in government regulations or regulatory requirements; and adverse developments in general economic, political and business conditions in the key regions of the world. Forward-looking statements included in this presentation are made only as of the date of this presentation, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward- looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements. This presentation contains certain non-GAAP financial measures as that term is defined by the SEC. Non-GAAP financial measures are generally identified by “Adjusted” (Adj.) or “Non-GAAP.” 2

Who We Are $3.0B Annual Sales 15,100 Employees GLOBAL MANUFACTURER of residential and commercial water heaters, boilers and 23 Manufacturing Facilities water treatment products 3

Compelling Investment Thesis Market leader Stable/growing U.S. Strength of premium 5 year adjusted EPS Strong balance sheet replacement market; brand, distribution, CAGR through 2019 and cash flow to operating leverage manufacturing and = 12.7% support future from incremental new innovation provide growth, share 5 year dividend CAGR construction and clear market repurchase and through 2019 = replacement advantage in China acquisitions 24.5% 5 year cumulative cash returned to shareholders from dividends and shares repurchased = $1.4 billion 4

Corporate Snapshot Segment Revenue Products • Water Heaters • Water Treatment • Boilers Brands Full Year 2019 North America 69% Rest of World 31% North America ROW 5

M&A Criteria and Focus Accretive to ROIC in excess of Meet risk adjusted Margin accretion earnings in the cost of capital by IRR hurdle rates with growth rates first year third year higher than U.S. GDP Geographic Growth Expand / Grow the Core Adjacencies . High Growth Markets New Products & . Water-themed New Technologies platforms for growth . Water Heating . Leverage channels and brands . Water Treatment 6

Pricing Update • Steel costs, freight costs and labor costs have increased over the past 90 days. In response, we announced a price increase at various levels, depending on the product, on the majority of our U.S. water heater products, effective February 1, 2021. 7